                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 AUGUST 30, 1995
                               -------------------
                                 (Date of Report)




                      DEBBIE REYNOLDS HOTEL & CASINO, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



                                     NEVADA
                ------------------------------------------------
                 (State or other jurisdiction of incorporation)



         O-18864                                      88-0335924
------------------------                 --------------------------------------
(Commission File Number)                  (IRS Employer Identification Number)



              305 CONVENTION CENTER DRIVE, LAS VEGAS, NEVADA 89109
          -------------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (702) 734-0711
              -----------------------------------------------------
               (Registrant's telephone number including area code)



                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     Debbie Reynolds Hotel & Casino, Inc. (the "Registrant") has entered into a letter agreement with Bennett Funding International, Ltd. ("Bennett") dated August 23, 1995, under which Bennett has agreed to provide the Registrant with a $2,000,000 loan (the "Bennett Loan"). The loan is to be used by the Registrant to pay certain promissory notes which are currently in default and various delinquent accounts payable and other liabilities. As of the date hereof,
$450,000 of the Bennett Loan has been received by the Registrant.   The Bennett
Loan bears interest at the rate of 14% per annum, interest only to be paid monthly for the first 12 months of the loan. After the first 12 months, principal and interest payments, amortized over 36 months, will be paid monthly, or at Bennett's option, such payments will be based on a timeshare release formula to be determined. As additional consideration for the loan, Bennett will receive a $50,000 fee payable in monthly installments of $5,000 per month for 10 months beginning January 1, 1996.

     In connection with the Bennett Loan, Bennett has agreed to arrange a $3,000,000 credit line facility for expansion of the Registrant's casino facilities through Pegasus Entertainment & Funding Corporation ("Pegasus").
The Registrant has entered into a letter agreement with Pegasus for the $3,000,000 credit facility, subject to Pegasus's due diligence review of the Registrant's property and its financial condition, and approval by Pegasus's Board of Directors. The credit line would bear interest at the rate of 14% per annum with monthly interest only payments due for the first 12 months or until the expansion of the casino facilities has been completed, whichever is earlier. After such time, principal and interest payments, amortized over 48 months, would be paid monthly. If the Registrant declines to accept the credit line, the letter agreement provides for payments to Pegasus of (i) $4,000 per month for 36 months if Pegasus has not at that time been approved for a gaming license for the Registrant's casino facilities, or (ii) 2% of the casino's gross gaming
revenue when and if Pegasus is approved for such license.   In addition, Pegasus
would have the right, under certain conditions, to convert up to 50% of its line of credit into an interest in the casino's gross gaming revenue. Under the letter agreement the Registrant would have certain buyout rights with respect to the line of credit and Pegasus's interest in the casino's gross gaming revenue
after 12 months of operation of the casino by the Registrant.   Due to the
various conditions of the letter agreement, there can be no assurance that the Registrant will obtain the credit line. In addition, there can be no assurance that the Registrant or Pegasus will be successful in obtaining a gaming license for the casino. Currently, the Registrant's casino is owned and operated by Jackpot Enterprises, Inc., a Nevada gaming licensee, through a lease agreement with the Registrant.

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     Bennett previously has provided the Registrant with significant financing during the last year, including currently a first mortgage on the Debbie Reynolds Hotel and other loans totalling approximately $3,220,000 and timeshare financing of approximately $3,160,000.

     Recently Michael Bennett, Deputy Chief Executive Officer of Bennett, has resigned as a director of the Registrant.

     In addition, Michael Weiner has resigned as a director of the Registrant.





ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


     (c) Exhibits.

          29.1 Letter Agreement between the Registrant and Bennett Funding International, Ltd. dated August 23, 1995.

          29.2 Letter Agreement between the Registrant and Pegasus Entertainment & Funding Corporation dated August 25, 1995.

                                       -3-
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 DEBBIE REYNOLDS HOTEL & CASINO,
                                                 INC.



Date:  August 30, 1995                           By:/s/ Todd Fisher
                                                    ----------------------------
                                                    Todd Fisher,
                                                    Chief Executive Officer





Form 8-K.6





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